November  13, 1998




Ingersoll-Rand Company
P. O. Box 8738
Woodcliff Lake, NJ  07675

Ladies & Gentlemen:

          I have acted as counsel to Ingersoll-Rand Company, a New

Jersey corporation (the "Company"), in connection with the

Registration Statement on Form S-8 (the "Registration Statement")

which the Company intends to file with the Securities and  Exchange

Commission under the Securities Act of 1933, as amended (the

"Securities Act"), relating to up to 13,000,000 shares of the

Company's common stock, par value $2 per share (the "Common Stock"),

which may be issued pursuant to the Company's Incentive Stock Plan of

1998 (the "Plan").

          I have examined a copy of the Registration Statement

(including the exhibits thereto), the related Prospectus (the

"Prospectus") and the Plan.  In addition, I have examined, and have relied as to matters of fact upon, the originals or copies, certified or otherwise identified to my satisfaction, of such corporate records,

agreements, documents and other instruments and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such other

and further investigations, as I have deemed relevant and necessary as a basis for the opinion hereinafter set forth.

          In such examination, I have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified or photostatic copies, and the authenticity of the originals of such latter documents.

          I hereby advise you that in my opinion the original issue

shares of Common Stock issuable pursuant to the Plan, when duly authorized and issued as contemplated by the Registration Statement,

the related Prospectus and the Plan, will be validly issued, fully paid and non-assessable.

          I am a member of the Bar of the State of New Jersey and I do not express any opinion herein concerning any law other than the State of New Jersey.

          I hereby consent to the filing of this opinion letter as an

Exhibit to the Registration Statement.

                                        Very truly yours,

                                        /s/ Patricia Nachtigal

                                        PATRICIA NACHTIGAL